Exhibit 10.1

Credit Amount Contract
No.: OS/L010/10

The Lender (Party A): Guangdong Development Bank Holdings Co., Ltd., Macau Branch

The Borrower (Party B): Comtech International (Hong Kong) Co., Ltd.

After consultation between the parties hereto on the basis of voluntariness, equality and mutual benefits, Party A agrees to provide a credit amount discussed herein to Party B; and Party A and Party B have entered into this contract as follows.

Article 1.  Credit Amount and the Term

           1. The maximum credit amount provided by Party A to Party B is: US$ 20,000,000.00 and its effective term is 9 months starting from the date of execution of this contract.  The term of each loan amount must not be later than 5 business days prior to the expiration date of the financing letter of guarantee issued by Guangdong Development Bank Holdings Co., Ltd., Macau Branch, and the term of such financing letter of guarantee shall not be longer than one year.

The granting of the credit amount mentioned above does not constitute Party A's obligation to release in full the said amount; Party A has the right, based on its need, to decide on the release of such amount within the credit limit.

           2. Party B may withdraw the loan amount multiple times and use the facility on the revolving basis within the effective period and limit of the credit amount.

           3. The term of the "Credit Amount" refers to the actual term of the loan amount released specified herein, and the loan amount released within the effective period and limit of the credit amount does not necessarily need to be repaid prior to the expiration of the term of the credit amount.

Article 2.  Purpose of the Loan

           1. The purpose of the loan hereunder is: short-term trade operation working capital.

Article 3.  Loan Interest and Fees

1. The loan interest on the loan hereunder is 3-month LIBOR plus a 0.5% annual interest.

The 3-month LIBOR rate for the first phase is the rate indicated as the "3-month LIBOR rate" in Bloomberg Information Service System or the rate indicated in other similar replacement system.  And, 3 months after the release of the loan, the rate will be adjusted every 3 months without further notice.

2. If any loan is past due, Party A shall automatically assess an additional 3% penalty interest in addition to the rate on the loan without further notice.

3. Party B agrees to pay to Party A, on the effective date of this credit amount, a credit management fee of US$ 20,000.00, i.e., 0.1% of the total credit amount of US$ 20,000,000.00.

Article 4.  Conditions for Loan Withdrawal

The following conditions must be met at the time Party B withdraws the loan:

1. It is within the effective term of the credit amount;

2. Party A receives the financing letter of guarantee issued by Guangdong Development Bank Holdings Co., Ltd., Shenzhen Branch, that satisfies Party A's requirements, and the amount to be withdrawn does not exceed the amount recorded in the financing letter of guarantee mentioned above; Party B has no objections; and the term of the financing letter of guarantee is not more than a year.

3. Party B has submitted to Party A "Withdraw Notice" required by Party A 5 banking days prior to the proposed withdrawal.

If the above withdrawal conditions are not met, Party A has the right to deny Party B's application for withdrawal, except when Party A has agreed to such withdrawal.

Article 5.  Repayment

1. Party B must repay in one lump sum the loan principal at its maturity.

2. Party B must make the first interest payment 3 months after the release of the loan, make such interest payments every 3 months thereafter and pay all the remaining interest at the maturity of the loan.

3. Party B may repay, in whole or in part, the loan principal prior to its maturity but PM must notify Party A 5 banking days prior to such early repayment.

Article 6.  Special Reminder

1. Party A has explained all the provisions herein at Party B's request, and Party B's understanding of all the provisions herein is consistent with Party A's.

2. Party B agrees and authorizes Party A to deduct any amount payable to Party A (including but not limited to loan principal and interest and fees) from any of Party B's accounts set up with Party A without further notice.

Article 7.  This contract is governed by the Macau Special Region Administrative Law of the People's Republic of China and is within the jurisdiction of the judicial court of People's Republic of China Macau Special Region.

Signatures:

Party A: /company seal/ Guangdong Development Bank Co. Ltd. Macau Branch
Date: December 10, 2010

Party B: /company seal/ Comtech International Hong Kong Ltd.
Date: December 10, 2010

Attest:    /s/   [illegible]                   Date: December 10, 2010